EXHIBIT 10.3

ENVIRONMENTAL INDEMNITY AGREEMENT

THIS ENVIRONMENTAL INDEMNITY AGREEMENT (the “Agreement”) is made as of the 11th day of February, 2010, by INLAND DIVERSIFIED MERRIMACK VILLAGE, L.L.C., a Delaware limited liability company (the “Indemnitor”), with an address at 2901 Butterfield Road, Oak Brook, IL 60523 in favor of DELTA COMMUNITY CREDIT UNION (the “Lender”), with an address at c/o Situs Asset Management, 4665 Southwest Freeway, Houston, Texas 77027, Attention: Director, Situs Asset Management.

A.  The Lender is prepared to make a loan in the amount of $5,4450,000 (the “Loan”) secured by, among other things, a mortgage instrument from Indemnitor to the Lender (said mortgage instrument, together with all amendments, modifications or supplements thereof being herein collectively called the “Mortgage”) which will encumber the real property described on Exhibit A attached hereto and made a part hereof (said real property, together with all improvements, equipment and other property now or hereafter located therein or thereon, being hereinafter collectively called the “Property”);

B.  To induce the Lender to agree to make the Loan, the Indemnitor has agreed to enter into this Agreement.

NOW, THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound, the Indemnitor hereby covenants, warrants, represents and agrees as follows:

1.  Lender Rights Under the Agreement.  The Lender’s rights under this Agreement shall be in addition to all rights of the Lender under the Mortgage, any note or notes secured by the Mortgage (the “Note”) and any guaranty or guarantees (whether of payment or performance) given to the Lender in connection with the Loan and under any other documents or instruments evidencing or securing the Loan (the Mortgage, the Note, any such guaranty or guarantees and such other documents or instruments, as amended or modified from time to time, being herein called the “Loan Documents”).  Payments, if any, by the Indemnitor as required under this Agreement shall not reduce the Indemnitor’s obligations and liabilities under any of the Loan Documents.  Any default by the Indemnitor under this Agreement (including any breach of any representation or warranty made by the Indemnitor) shall, at the Lender’s option, constitute a default and an “Event of Default” under the Note, the Mortgage or any of the other Loan Documents after the expiration of any applicable cure period.

2.  Definitions.  For purposes of this Agreement, the following terms shall have the following meanings:

(a)  “Environmental Laws” means all federal, state or commonwealth and local laws, regulations, statutes, codes, rules, resolutions, directives, orders, executive orders, consent orders, guidance from regulatory agencies, policy statements, judicial decrees, standards, permits, licenses and ordinances, or any judicial or administrative interpretation of any of the foregoing, pertaining to the protection of land, water, air, health, safety or the environment, whether now or in the future enacted, promulgated or issued, including the laws of the state where the Mortgage is or is to be recorded.

(b)  “Regulated Substances” includes any substances, chemicals, materials or elements that are prohibited, limited or regulated by the Environmental Laws, or any other substances, chemicals, materials or elements that are defined as “hazardous” or “toxic,” or otherwise regulated, under the Environmental Laws, or that are known or considered to be harmful to the health or safety of occupants or users of the Property.  The term Regulated Substances shall also include any substance, chemical, material or element (i) defined as a “hazardous substance” under the Comprehensive Environmental Response, Compensation and Liability Act of 1980 (“CERCLA”) (42 U.S.C. §§ 9601, et seq.), as amended by the Superfund Amendments and Reauthorization Act of 1986, and as further amended from time to time, and regulations promulgated thereunder; (ii) defined as a “regulated substance” within the meaning of Subtitle I of the Resource Conservation and Recovery Act (42 U.S.C. §§ 6991-6991i), and regulations promulgated thereunder; (iii) designated as a “hazardous substance” pursuant to Section 311 of the Clean Water Act (33 U.S.C. § 1321), or listed pursuant to Section 307 of the Clean Water Act (33 U.S.C. § 1317); (iv) defined as “hazardous”, “toxic”, or otherwise regulated, under any Environmental Laws adopted by the state in which the Property is located, or its agencies or political subdivisions; (v) which is petroleum, petroleum products or derivatives or constituents thereof; (vi) which is asbestos or asbestos-containing materials; (vii) the presence of which requires notification, investigation or remediation under any Environmental Laws or common law; (viii) the presence of which on the Property causes or threatens to cause a nuisance upon the Property or to adjacent properties or poses or threatens to pose a hazard to the health or safety of persons on or about the Property; (ix) the presence of which on adjacent properties would constitute a trespass by the Indemnitor; (x) which is urea formaldehyde foam insulation or urea formaldehyde foam insulation-containing materials; (xi) which is lead base paint or lead base paint-containing materials; (xii) which are polychlorinated biphenyls or polychlorinated biphenyl-containing materials; (xiii) which is radon or radon-containing or producing materials; or (xiv) which by any laws of any governmental authority requires special handling in its collection, storage, treatment, or disposal.

(c)  “Contamination” means the seeping, spilling, leaking, pumping, pouring, emitting, using, emptying, discharging, injecting, escaping, leaching, dumping, disposing, releasing or the presence of Regulated Substances at, under or upon the Property or into the environment, or arising from the Property or migrating to or from the Property, which may require notification, treatment, response or removal action or remediation under any Environmental Laws.

(d) “Environmental Report” means that Phase I Environmental Report prepared by Terracon Consultants, Inc., dated November 18, 2009, which has been delivered to Lender by Indemnitor.

3.

Representations and Warranties.  The Indemnitor hereby represents and warrants that, except as is otherwise set forth on Schedule I attached hereto:

(a)

to Indemnitor’s actual knowledge, which knowledge is limited to the contents of the Environmental Report, no Contamination is present at, on or under the Property and no Contamination is being emitted from the Property onto any surrounding or adjacent areas.

(b)

to Indemnitor’s actual knowledge, which knowledge is limited to the contents of the Environmental Report, all activities and operations at the Property have been and are being conducted in compliance with all Environmental Laws, and the Indemnitor has obtained all permits, licenses, consents and approvals required under the Environmental Laws for the conduct of operations and activities at the Property, and all such permits, licenses, consents and approvals are in full force and effect.

(c)

to Indemnitor’s actual knowledge, which knowledge is limited to the contents of the Environmental Report, the Property has never been used to generate, manufacture, refine, transport, handle, transfer, produce, treat, store, dispose of or process any Regulated Substances, except in compliance with all Environmental Laws and in such a manner that no Contamination has been released on or under the Property.

(d)

to Indemnitor’s actual knowledge, which knowledge is limited to the contents of the Environmental Report, no underground or aboveground storage tanks subject to regulation under any Environmental Laws are, have been, located on or under the Property.

(e)

to Indemnitor’s actual knowledge, which knowledge is limited to the contents of the Environmental Report, no measurable levels of radon or radon containing or producing products are present in the existing structures on the Property.  If at any time during the term of the Loan, measurable amounts of radon are detected in any structures on the Property, the Indemnitor hereby agrees, at its sole expense, to take all actions necessary to reduce such radon gas to acceptable levels.

(f)

no civil, administrative or criminal proceeding is pending or threatened against the Indemnitor relating to the condition of or activities at the Property, nor has any notice of any violation or potential liability under any Environmental Laws been received, nor to Indemnitor’s actual knowledge, which knowledge is limited to the contents of the Environmental Report, has the Indemnitor reason to believe such notice will be received or proceedings initiated, nor has the Indemnitor entered into any consent, decree or judicial order or settlement affecting the Property, nor to Indemnitor’s actual knowledge, which knowledge is limited to the contents of the Environmental Report,  has the Indemnitor or the Property been the subject of any other administrative or judicial order or decree.

(g)

to Indemnitor’s actual knowledge, which knowledge is limited to the contents of the Environmental Report, the Property is not listed or proposed for listing on the National Priorities List pursuant to Section 9605 of CERCLA, or on the Comprehensive Environmental Response, Compensation and Liability Information System or on any similar state or local list of environmentally problematic/regulated sites.

(h)

except as disclosed on the survey delivered to the Lender, no portion of the Property constitutes wetland or other “water of the United States”, flood plain or flood hazard area, or coastal zone, as defined by the applicable Environmental Laws.

(i)

no lien has been attached to any revenues or any real or personal property owned by the Indemnitor and located in the state where the Property is located, including the Property, for damages or cleanup, response or removal costs, under any Environmental Laws, or arising from an intentional or unintentional act or omission in violation thereof by the Indemnitor, or any previous owner or operator of the Property.

(j)

to Indemnitor’s actual knowledge, which knowledge is limited to the contents of the Environmental Report, no Contamination has been discharged or emitted from the Property into waters on, under or adjacent to the Property, or onto lands from which Regulated Substances might seep, flow or drain into such waters.

(k)

to Indemnitor’s actual knowledge, which knowledge is limited to the contents of the Environmental Report, no report, analysis, study or other document prepared by or for any person exists identifying that any Contamination has been, or currently is, located upon or under the Property.

(l)

to Indemnitor’s actual knowledge, which knowledge is limited to the contents of the Environmental Report, neither the transaction contemplated by the Loan Documents nor any other transaction involving the sale, transfer or exchange of the Property will trigger or has triggered any obligation under the Environmental Laws to make a filing, provide a deed notice, provide disclosure or take any other action, or in the event that any such transaction-triggered obligation does arise or has arisen under any Environmental Laws, all such actions required thereby have been taken.

(m)

the execution, delivery and performance by the Indemnitor of this Agreement does not and will not contravene any (i) law or governmental rule, regulation or order which is applicable to the Indemnitor and no authorization, approval or other action by, and no notice to or filing with, any governmental entity is required for the due execution, delivery and performance by the Indemnitor of this Agreement, or (ii) contractual restriction which is binding upon or which affects the Indemnitor, and does not and will not result in or require the creation of any lien, security interest or other charge or encumbrance upon or with respect to any property of the Indemnitor.

(n)

this agreement is a legal, valid and binding obligation of the Indemnitor, enforceable against the Indemnitor in accordance with its terms.

4.  Environmental Covenants.  The Indemnitor hereby covenants and agrees as follows:

(a)  to cause all activities at the Property during the term of the Loan to be conducted in compliance with all Environmental Laws;

(b)  to provide the Lender with copies of all:  (i) correspondence, notices of violation, summons, orders, complaints or other documents received by the Indemnitor, its lessees, sublessees, occupants or assigns, pertaining to compliance with any Environmental Laws; (ii) reports of previous environmental investigations undertaken at the Property which the Indemnitor knows of, or has or can obtain possession; (iii) licenses, certificates and permits required by the Environmental Laws; (iv) a description of the operations and processes of the Indemnitor; and (v) any other information that the Lender may reasonably request.

(c)  not to generate, manufacture, refine, transport, transfer, produce, store, use, process, treat, dispose of, handle, or in any manner deal with, any Regulated Substances on any part of the Property, nor permit others to engage in any such activity on the Property, except for (i) those Regulated Substances which are used or present in the ordinary course of the Indemnitor’s business in compliance with all Environmental Laws, or are listed on Schedule I attached hereto and have not been released into the environment in such a manner as to constitute Contamination hereunder, and (ii) those Regulated Substances which are naturally occurring on the Property, but only in such naturally occurring form;

(d)  not to cause or permit, as a result of any intentional or unintentional act or omission on the part of the Indemnitor or any tenant, subtenant, occupant or assigns, the presence of Regulated Substances or Contamination on the Property, except for (i) those Regulated Substances which are used or present in the ordinary course of the Indemnitor’s business in compliance with all Environmental Laws, or are listed on Schedule I attached hereto and have not been released into the environment in such a manner as to constitute Contamination hereunder, and (ii) those Regulated Substances which are naturally occurring on the Property, but only in such naturally occurring form.

(e)  to give notice and a full description to the Lender immediately upon the Indemnitor’s acquiring knowledge of (i) any and all enforcement, clean-up, removal or other regulatory actions threatened, instituted or completed by any governmental authority with respect to the Indemnitor or the Property; (ii) all claims made or threatened by any third party against the Indemnitor or the Property relating to damage, contribution, compensation, loss or injury resulting from any Regulated Substances or Contamination; and (iii) the presence of any Contamination on, under, from or affecting the Property;

(f)  to timely comply with any Environmental Laws requiring the removal, treatment, storage, processing, handling, transportation or disposal of such Regulated Substances or Contamination and provide the Lender with satisfactory evidence of such compliance;

(g)  to conduct and complete all investigations, studies, sampling and testing, as well as all remedial, removal and other actions necessary to clean up and remove all Contamination on, under, from or affecting the Property, all in accordance with the Environmental Laws; and

(h)  to continue to have all necessary licenses, certificates and permits required under the Environmental Laws relating to the Indemnitor and its Property, facilities, assets and business.

5.  Lender’s Right to Conduct an Investigation.

(a)  The Lender may, at any time and at its reasonable discretion, commission an investigation into the presence of Regulated Substances or Contamination on, from or affecting the Property, or the compliance with Environmental Laws at, or relating to, the Property.  Such an investigation performed by the Lender shall be at the Indemnitor’s expense if the performance of the investigation is commenced (i) upon the occurrence of a default hereunder or of a default or “Event of Default” under the Note, the Mortgage or any other Loan Document; or (ii) because the Lender has a reasonable belief that the Indemnitor has violated any provision of this Agreement (including any representation, warranty or covenant).  All other investigations performed by the Lender shall be at the Lender’s expense.  In connection with any such investigation, the Indemnitor, its tenants, subtenants, occupants and assigns, shall comply with all reasonable requests for information made by the Lender or its agents and the Indemnitor represents and warrants that all responses to any such requests for information will be correct and complete.  The Indemnitor shall provide the Lender and its agents with rights of access to all areas of the Property and permit the Lender and its agents to perform testing (including any invasive testing) necessary or appropriate, in the Lender’s reasonable judgment, to perform such investigation.

(b)  The Lender is under no duty, however, to conduct such investigations of the Property and any such investigations by the Lender shall be solely for the purposes of protecting the Lender’s security interest in the Property and preserving its rights under the Loan Documents.  No site visit, observation, or testing by the Lender shall constitute a waiver of any default of the Indemnitor or be characterized as a representation regarding the presence or absence of Regulated Substances or Contamination at the Property.  The Lender owes no duty of care to protect the Indemnitor or any third party from the presence of Regulated Substances, Contamination or any other adverse condition affecting the Property. Lender shall be obligated to disclose to the Indemnitor any report or findings made in connection with any investigation done on behalf of the Lender.

6.  Indemnification.

(a)  The Indemnitor covenants and agrees, at its sole cost and expense, to indemnify, defend, protect, save and hold harmless the Lender (including the Lender as holder of the Mortgage, as mortgagee in possession, or as successor in interest to the Indemnitor as owner of the Property by virtue of a foreclosure or acceptance of a deed in lieu of foreclosure) and all of its officers, directors, employees and agents, any participant in the Loan, and their respective successors and assigns, against and from any and all Environmental Damages (as defined in subsection (b) below), which may at any time be imposed upon, threatened against, incurred by or asserted or awarded against the Lender (whether before or after the release, satisfaction or extinguishment of the Mortgage) and arising from or out of:

(i)  the Indemnitor’s failure to comply with any of the provisions of this Agreement, including the Indemnitor’s breach of any covenant, representation or warranty contained in this Agreement; or

(ii)  any Contamination, or threatened release of any Regulated Substances or Contamination, on, in, under, affecting or migrating or threatening to migrate to or from all or any portion of the Property, any surrounding areas or other property or any persons (limited to releases occurring during Indemnitor’s period of ownership); or

(iii)  any violation of, or noncompliance with, or alleged violation of, or noncompliance with, the Environmental Laws by the Property (limited to releases occurring during Indemnitor’s period of ownership) or the Indemnitor, including costs to remove any environmentally related lien imposed upon the Property; or

(iv)  the willful misconduct, error or omission or negligent act or omission of the Indemnitor; or

(v)  any judgment, lien, order, complaint, notice, citation, action, proceeding or investigation pending or threatened by or before any governmental authority or any private party litigant, including any environmental regulatory body, or before any court of law (including any private civil litigation) with respect to the Indemnitor’s business, assets, property or facilities, or the Property, in connection with any Regulated Substances, Contamination or any Environmental Laws (including the assertion that any lien existing or arising pursuant to any Environmental Laws takes priority over the lien of the Mortgage) (limited to releases occurring during Indemnitor’s period of ownership); or

(vi)  the enforcement of this Agreement or the assertion by the Indemnitor of any defense to its obligations hereunder.

The Indemnitor’s indemnification obligations set forth in this Section 6 shall be in effect and enforceable regardless of whether any such indemnification obligations arise before or after foreclosure of the Mortgage or other taking of title to all or any portion of the Property by the Lender or any affiliate of the Lender.

(b)  For the purposes of this Agreement, “Environmental Damages” shall mean all claims, judgments, damages, losses, penalties, fines, liabilities (including strict liability), encumbrances, liens, costs and expenses of investigation and defense of any claim, whether or not such claim is ultimately defeated, and of any good faith settlement, of whatever kind or nature, contingent or otherwise, matured or unmatured, foreseeable or unforeseeable, including reasonable attorneys’ fees and disbursements and consultants’ fees, any of which are incurred at any time, and including:

(i)  damages for personal injury, or injury to property or natural resources, occurring upon or off of the Property, including lost profits, consequential damages, punitive damages, the cost of demolition and rebuilding of any improvements on real property, interest and penalties;

(ii)  fees incurred for the services of attorneys, consultants, contractors, experts, laboratories and all other costs and expenses incurred in connection with investigation, remediation or post-remediation monitoring, operation and maintenance, of any Regulated

Substances or Contamination or violation of any Environmental Laws including the preparation of any feasibility studies or reports or the performance of any cleanup, remediation, removal, response, abatement, contaminant, closure, restoration, treatment, investigation work or monitoring work required by any Environmental Laws, or reasonably necessary to make full economic use of the Property or any other property or otherwise expended in connection with such conditions, including any and all Corrective Work under Section 7, and further including any attorneys’ fees, costs and expenses incurred in enforcing this Agreement or collecting any sums due hereunder;

(iii)  any additional costs required to take necessary precautions to protect against a release of Regulated Substances or Contamination on, in, under or affecting the Property into the air, any body of water, any other public domain or any surrounding or adjoining areas;

(iv)  any costs incurred to comply, in connection with all or any portion of the Property or any area surrounding or adjoining the Property, with all Environmental Laws;

(v)  liability to any third persons or governmental agency for costs expended in connection with the items referenced in clause (ii) above; and

(vi)  diminution in the value of the Property, and damages for the loss of business and restriction on the use or adverse impact on the marketing of rentable or usable space or of any amenity of the Property.

(c)  Promptly after the receipt by the Lender of written notice of any demand or claim or the commencement of any action, suit or proceeding concerning the Indemnitor or the Lender in connection with the Property, the Lender shall endeavor to notify the Indemnitor thereof in writing.  The failure by the Lender promptly to give such notice shall not relieve the Indemnitor of any liability to the Lender hereunder.

7.  Indemnitor’s Obligation to Perform Corrective Work.

(a)  The Indemnitor shall have the obligation to promptly commence and perform any corrective work required to address any Environmental Damages, including any actions required by the Indemnitor under Section 6 (“Corrective Work”) after the occurrence of any of the following:  (i) the Indemnitor obtains actual knowledge of any Contamination on, in, under, affecting, or migrating to or from the Property or any surrounding areas; or (ii) an event occurs for which the Lender can seek indemnification from the Indemnitor pursuant to Section 6.

(b)  The Indemnitor shall provide to the Lender written notification at least twenty (20) days prior to the commencement of any such Corrective Work, and shall give the Lender a monthly report, during the performance of such Corrective Work, on the Indemnitor’s progress with respect thereto, and shall promptly give the Lender such other information with respect thereto as the Lender shall reasonably request.  Such written notice shall contain the name of the person or entity performing such Corrective Work and shall be accompanied by:  (i) written evidence, satisfactory in form and content to the Lender, showing that such person or entity is fully insured against any and all injury and damages caused by or resulting from the performance of such Corrective Work; and (ii) copies of the plans for such Corrective Work, approved in writing by the appropriate governmental authorities.

(c)  Any Corrective Work conducted by the Indemnitor shall be diligently performed and shall comply with all Environmental Laws and all other applicable laws to correct, contain, clean up, treat, remove, resolve, dispose of or minimize the impact of all Regulated Substances or Contamination.

(d)  Any failure by the Lender to object to any actions taken by the Indemnitor shall not be construed to be an approval by the Lender of such actions.  This Agreement shall not be construed as creating any obligation for the Lender to initiate any contests or to perform or review the Indemnitor’s or any other party’s performance of, any Corrective Work, or disburse any funds for any contests or the performance of any Corrective Work.

8.  Lender’s Right to Select Engineers, Consultants and Attorneys.  Without limiting the other provisions hereof, in the event any claim (whether or not a judicial or administrative action is involved) is asserted against the Lender with respect to Regulated Substances, Environmental Laws or Contamination, the Lender shall have the right to select the engineers, other consultants and attorneys for the Lender’s defense or guidance, determine the appropriate legal strategy for such defense, and compromise or settle such claim, all in the Lender’s sole discretion, and the Indemnitor shall be liable to the Lender in accordance with the terms hereof for liabilities, costs and expenses incurred by the Lender in this regard.

9.  Indemnitor’s Obligation to Deliver Property.  The Indemnitor agrees that, in the event the Mortgage is foreclosed (whether judicially or by power of sale) or the Indemnitor tenders a deed in lieu of foreclosure, the Indemnitor shall deliver the Property to the Lender free of any and all Regulated Substances, (except for (a) those Regulated Substances which are used or present in the ordinary course of the Indemnitor’s business in compliance with all Environmental Laws, or are listed on Schedule I hereto and have not been released into the environment in such a manner as to constitute Contamination hereunder, and (b) those Regulated Substances which are naturally occurring on the Property, but only in such naturally occurring form) or Contamination in a condition such that the Property conforms with all Environmental Laws and such that no remedial or removal action will be required with respect to the Property.  The Indemnitor’s obligations as set forth in this Section are strictly for the benefit of the Lender and any successors and assigns of the Lender as holder of any portion of the Loan and shall not in any way impair or affect the Lender’s right to foreclose against the Property.

10.  Lender’s Right to Cure.  In addition to the other remedies provided to the Lender in the Mortgage and the other Loan Documents, should the Indemnitor fail to abide by any provisions of this Agreement, the Lender may, should it elect to do so, perform any Corrective Work and any other such actions as it, in its sole discretion, deems necessary to repair and remedy any damage to the Property caused by Regulated Substances or Contamination or any such Corrective Work.  In such event, all funds expended by the Lender in connection with the performance of any Corrective Work, including all attorneys’ fees, engineering fees, consultant fees and similar charges, shall become a part of the obligation secured by the Mortgage and shall be due and payable by the Indemnitor on demand.  Each disbursement made by the Lender pursuant to this provision shall bear interest at the lower of the Default Rate (as defined in the

Note) or the highest rate allowable under applicable laws from the date the Indemnitor shall have received written notice that the funds have been advanced by the Lender until paid in full.

11.  Scope of Liability.  The liability under this Agreement shall in no way be limited or impaired by (a) any extension of time for performance required by any of the Loan Documents; (b) any sale, assignment or foreclosure of the Note or Mortgage, the acceptance of a deed in lieu of foreclosure or trustee’s sale, or any sale or transfer of all or part of the Property; (c) the discharge of the Note or the reconveyance or release of the Mortgage; (d) any exculpatory provisions in any of the Loan Documents limiting the Lender’s recourse; (e) the accuracy or inaccuracy of the representations and warranties made by the Indemnitor, or any other obligor under any of the Loan Documents; (f) the release of the Indemnitor or any guarantor or any other person from performance or observance of any of the agreements, covenants, terms or conditions contained in any of the Loan Documents by operation of law, the Lender’s voluntary act or otherwise; (g) the release or substitution, in whole or in part, of any security for the Note or other obligations; or (h) the Lender’s failure to record the Mortgage or file any UCC financing statements (or the Lender’s improper recording or filing of any thereof) or to otherwise perfect, protect, secure or insure any security interest or lien given as security for the Note or other obligations; and, in any such case, whether with or without notice to the Indemnitor or any guarantor or other person or entity and with or without consideration.

12.  Notices.  All notices, demands, requests, consents, approvals and other communications required or permitted hereunder must be in writing and will be effective upon receipt.  Such notices and other communications may be hand-delivered, sent by facsimile transmission with confirmation of delivery and a copy sent by first-class mail, or sent by nationally recognized overnight courier service, to the address of the Lender or the Indemnitor set forth above or to such other address as the Lender or the Indemnitor may give to the other in writing for such purpose.

13.  Preservation of Rights.  No delay or omission on the Lender’s part to exercise any right or power arising hereunder will impair any such right or power or be considered a waiver of any such right or power, nor will the Lender’s action or inaction impair any such right or power.  The Lender’s rights and remedies hereunder are cumulative and not exclusive of any other rights or remedies which the Lender may have under other agreements, at law or in equity.  Any representations, warranties, covenants or indemnification liabilities for breach thereof contained in this Agreement shall not be affected by any knowledge of, or investigations performed by, the Lender.  Any one or more persons or entities comprising the Indemnitor, or any other party liable upon or in respect of this Agreement or the Loan, may be released without affecting the liability of any party not so released.

14.  Illegality.  In case any one or more of the provisions contained in this Agreement should be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby.

15.  Changes in Writing.  No modification, amendment or waiver of any provision of this Agreement nor consent to any departure by the Indemnitor therefrom will be effective unless made in a writing signed by the Lender, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given.  No notice to or demand on the Indemnitor in any case will entitle the Indemnitor to any other or further notice or demand in the same, similar or other circumstance.

16.  Successors and Assigns; Survival.  This Agreement will be binding upon the Indemnitor and its heirs, administrators, successors and assigns, and will inure to the benefit of the Lender and its successors and assigns as well as any persons or entities who acquire title to or ownership of the Property from, or through action by, the Lender (including at a foreclosure, sheriff’s or judicial sale); provided, however, that the Indemnitor may not assign this Agreement in whole or in part without the Lender’s prior written consent and the Lender at any time may assign this Agreement in whole or in part.  The Indemnitor’s obligations under this Agreement shall survive any judicial foreclosure, foreclosure by power of sale, deed in lieu of foreclosure, transfer of the Property by the Indemnitor or the Lender and payment of the Loan in full.

17.  Interpretation.  In this Agreement, unless the Lender and the Indemnitor otherwise agree in writing, the singular includes the plural and the plural the singular; references to statutes are to be construed as including all statutory provisions consolidating, amending or replacing the statute referred to; the word “or” shall be deemed to include “and/or”, the words “including”, “includes” and “include” shall be deemed to be followed by the words “without limitation”; and references to sections or exhibits are to those of this Agreement unless otherwise indicated.  Section headings in this Agreement are included for convenience of reference only and shall not constitute a part of this Agreement for any other purpose.  If this Agreement is executed by more than one party as Indemnitor, the obligations of such persons or entities will be joint and several.

18.  Governing Law and Jurisdiction.  This Agreement has been delivered to and accepted by the Lender and will be deemed to be made in the State where the Lender’s office indicated above is located.  THIS AGREEMENT WILL BE INTERPRETED AND THE RIGHTS AND LIABILITIES OF THE PARTIES HERETO DETERMINED IN ACCORDANCE WITH THE LAWS OF THE STATE WHERE THE LENDER’S OFFICE INDICATED ABOVE IS LOCATED, EXCLUDING ITS CONFLICT OF LAWS RULES.  The Indemnitor hereby irrevocably consents to the exclusive jurisdiction of any state or federal court in the county or judicial district where the Lender’s office indicated above is located; provided that nothing contained in this Agreement will prevent the Lender from bringing any action, enforcing any award or judgment or exercising any rights against the Indemnitor individually, against any security or against any property of the Indemnitor within any other county, state or other foreign or domestic jurisdiction.  The Indemnitor acknowledges and agrees that the venue provided above is the most convenient forum for both the Lender and the Indemnitor.  The Indemnitor waives any objection to venue and any objection based on a more convenient forum in any action instituted under this Agreement.

19.  WAIVER OF JURY TRIAL.  THE INDEMNITOR IRREVOCABLY WAIVES ANY AND ALL RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR CLAIM OF ANY NATURE RELATING TO THIS AGREEMENT, ANY DOCUMENTS EXECUTED IN CONNECTION WITH THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED IN ANY OF SUCH DOCUMENTS.  THE INDEMNITOR ACKNOWLEDGES THAT THE FOREGOING WAIVER IS KNOWING AND VOLUNTARY.

WITNESS the due execution hereof as a document under seal, as of the date first written above.

WITNESS / ATTEST:

INLAND DIVERSIFIED MERRIMACK VILLAGE, L.L.C., a Delaware limited liability company

By: Inland Diversified Real Estate Trust, Inc., a Maryland corporation, its sole member

/s/ Judy L. Millette

  By: /s/ Barry L. Lazarus                      (SEAL)

  Name: Barry L. Lazarus

  President

STATE OF ILLINOIS

)

)

ss:

COUNTY OF DUPAGE

)

On this, the 11th day of February, 2010, before me, a Notary Public, the undersigned officer, personally appeared Barry L. Lazarus, the President of Inland Diversified Real Estate Trust, Inc., a Maryland corporation, which is the sole member of INLAND DIVERSIFIED MERRIMACK VILLAGE, L.L.C., a Delaware limited liability company, and that he, in such capacity, being authorized to do so, executed the foregoing instrument for the purposes therein contained by signing on behalf of said company.

IN WITNESS WHEREOF, I hereunto set my hand and official seal.

/s/ Susan Metzler

Notary Public

Printed name: Susan Metzler

My commission expires: 5.5.11

EXHIBIT A

Legal Description

SCHEDULE I

LIST OF EXCEPTIONS

Section 3.  Exceptions to Representations and Warranties.

Sections 4(c) and (d).  Exceptions to Environmental Covenants Relating to Regulated Substances Used in the Ordinary Course of the Indemnitor’s Business.